UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2013

SQN ALTERNATIVE INVESTMENT FUND III L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-166195	27-2173346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 William Street, 26th Floor, New York, New York	10038
(Address of Principal Executive Offices)	(Zip Code)

(212) 422-2166
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 29, 2013, SQN Alternative Investment Fund III L.P. (“Fund III”) acquired two surgical imaging machines and one procedure table for approximately $475,000. The medical equipment is leased to US Cardio of MI, LLC (“US Cardio”). The lease has a 60 month term and US Cardio has the option to purchase the equipment for $1 at the end of the lease. US Cardio is a provider of surgical and ambulatory services based in Dearborn, Michigan. All of US Cardio’s obligations under the lease are guaranteed by US Cardio’s parent company and two individuals.

On April 17, 2013, Fund III made an investment of approximately £896,000 (approximately $1,374,000 applying exchange rates on April 15, 2013) secured by one remotely operated submersible vehicle and accessories. The lessee is ROVOP Limited and the lease has a 60 month term. This type of submersible may be used for, but not limited to, drilling support, underwater rig inspections, repairs, maintenance and offshore wind farm construction projects. ROVOP Limited is based in Aberdeen, Scotland, and is an independent operator of remote offshore vehicles that provides offshore submersible services to a variety of international companies.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQN ALTERNATIVE INVESTMENT FUND III L.P.
By: SQN AIF III GP, LLC, its General Partner

Date: May 2, 2013	By:	/s/ Jeremiah J. Silkowski
Jeremiah J. Silkowski, President